SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 31, 2000
                                 Date of Report
                        (Date of earliest event reported)

                               CYLINK CORPORATION


  California                      0-27742                         95-3891600
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
 incorporation)

                                 3131 Jay Street
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                                 (408) 855-6000
              (Registrant's telephone number, including area code)


         Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On July 27, 2000, Cylink Corporation ("Registrant"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Celotek Corporation ("Target"), setting forth terms and conditions under which Registrant is to acquire Target for the value of $21,500,000 less certain transaction expenses (such amount, the "Merger Consideration") through a merger of Target with and into Registrant. Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of capital stock of Target and all outstanding options, warrants or other rights to acquire or receive shares of Target Capital Stock shall be converted into the right to receive shares of voting common stock of Registrant having an aggregate value equal to the Merger Consideration, based on the Market Price of Registrant's common stock. The Market Price is defined in the Merger Agreement as the average closing price per share of Registrant's common stock over the twenty market trading days preceding the closing of the merger, provided that the Market Price will not in any event be less than $11.50 nor greater than $15.00.

        EXHIBITS

        2.1   Press Release dated July 31, 2000.


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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CYLINK CORPORATION


                                      --------------------------------
                                      Roger A. Barnes
                                      Vice President and Chief Financial Officer

                                       Date: July 31, 2000



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


                               CYLINK CORPORATION

                           Current Report on Form 8-K

                                INDEX TO EXHIBITS



Exhibit No.           Description
----------            -----------

2.1                   Press Release dated July 31, 2000.



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